Exhibit 99.1

Caribou Enters into Merger Agreement to be Acquired by Joh. A. Benckiser for $16.00 Per Share in Cash

Transaction Valued at Approximately $340 Million

MINNEAPOLIS, MN – December 17, 2012 – Caribou Coffee Company, Inc. (NASDAQ: CBOU), the second-largest company-owned premium coffeehouse operator in the United States based on the number of coffeehouses, and the Joh. A. Benckiser Group (JAB) announced a definitive merger agreement under which an affiliate of JAB will acquire Caribou for $16.00 per share in cash, or a total of approximately $340 million. The agreement, which has been unanimously approved by Caribou’s independent directors, represents a premium of approximately 30 percent over Caribou’s closing stock price on December 14, 2012, the last trading day prior to the announcement of the transaction.

At the close of the transaction, Caribou will continue to be operated as an independent company with its own brand, management team and growth strategy. Caribou will remain based in Minneapolis, Minnesota.

“Caribou Coffee is a great company, with dedicated people, world-class customer service, exceptionally high quality coffeehouse beverages and food and a state-of-the-art roasting facility. The employees of Caribou should feel very proud of all they’ve been able to accomplish over the years, and I look forward to continued success in Caribou’s future,” said Gary Graves, Non-Executive Chairman of Caribou.

“We anticipate the next chapter in Caribou’s journey will be filled with tremendous opportunities to grow this great brand, with new ownership,” said Michael Tattersfield, President and Chief Executive Officer of Caribou.

“Caribou has a fantastic brand and unique culture, and fits perfectly with JAB’s investment philosophy of investing in premium and unique brands in attractive growth categories like coffee,” said Bart Becht, Chairman of Joh. A. Benckiser Group. “JAB is committed to investing in Caribou as a standalone business out of Minneapolis to ensure the Company continues its current highly successful track record.”

Under the terms of the merger agreement, an affiliate of JAB will promptly commence a tender offer to acquire all of the outstanding shares of Caribou’s common stock at a price of $16.00 per share in cash. Following successful completion of the tender offer, JAB will acquire all remaining shares not tendered in the offer through a second-step merger at the same price as in the tender offer.

The consummation of the tender offer is subject to various conditions, including a minimum tender of at least a majority of outstanding Caribou shares on a fully diluted basis, the expiration or termination of the waiting periods under applicable competition laws, and other customary conditions. The tender offer is not subject to a financing condition.

BDT Capital Partners, a Chicago-based merchant bank that provides long-term private capital solutions to closely held companies, is a minority investor in this transaction alongside JAB. In addition to BDTCP’s capital investment, BDT & Company served as a financial co-advisor to JAB with Morgan Stanley & Co. LLC. Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to JAB in this transaction. Moelis & Co LLC is serving as exclusive financial advisor to Caribou in connection with this transaction and Briggs and Morgan P.A. is acting as Caribou’s legal advisor.

About Caribou

Founded in 1992, Caribou is one of the leading branded coffee companies in the United States, with a compelling multi-channel approach to their customers. Based on the number of coffeehouses, Caribou is the second largest company-operated premium coffeehouse operator in the United States. As of September 30, 2012, the Company had 610 coffeehouses, including 202 franchised locations, in 22 states, the District of Columbia and ten international markets. The Company’s coffeehouses aspire to be the community place loved by guests who are provided an extraordinary experience that makes their day better. Caribou provides the highest quality handcrafted beverages, foods and coffee lifestyle items with a unique blend of expertise, fun and authentic human connection in a comfortable and welcoming coffeehouse environment. In addition, Caribou’s unique coffees are available within grocery stores, mass merchandisers, club stores, office coffee and foodservice providers, hotels, entertainment venues and e-commerce channels. Caribou is a proud recipient of the Rainforest Alliance Corporate Green Globe Award and is committed to operating practices that promote sustainability and environmental protection. For more information, visit the Caribou web site at www.cariboucoffee.com.

About Joh. A. Benckiser

Joh. A. Benckiser and affiliated companies is a privately held group focused on long term investments in companies with premium brands in the Fast Moving Consumer Goods category. The Joh. A. Benckiser-group’s portfolio includes a majority stake in Coty Inc., a global leader in beauty, a majority stake in Peet’s Coffee & Tea Inc., a premier specialty coffee and tea company, a minority stake in Reckitt Benckiser Group PLC, a global leader in health, hygiene and home products and a minority investment in D.E Master Blenders 1753 N.V., an international coffee and tea company. JAB also owns Labelux, a luxury leather goods company with brands such as Jimmy Choo, Bally and Belstaff. The assets of the group are overseen by its three senior partners, Peter Harf, Bart Becht and Olivier Goudet.

About BDT Capital Partners

BDT Capital Partners provides family-owned and entrepreneurially led companies with long-term capital, solutions-based advice and access to an extensive network of world-class family businesses. Based in Chicago, BDT Capital Partners is a merchant bank structured to provide advice and capital that address the unique needs of closely held businesses. The firm has a $3 billion investment fund as well as an investor base with the ability to co-invest significant additional capital. Through its advisory business, BDT & Company works with family businesses to pursue their long-term strategic and financial objectives.

Additional Information and Where to Find It

The tender offer described in this document has not yet commenced. This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Caribou. At the time the offer is commenced, an affiliate of JAB will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission, and Caribou will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. Caribou stockholders and other investors are urged to read the tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement because they will contain important information which should be read carefully before any decision is made with respect to the tender offer.

The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of Caribou at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be made available for free at the Commission’s web site at www.sec.gov. Free copies of these materials and certain other offering documents will be made available by the information agent for the offer.

In addition to the Solicitation/Recommendation Statement, Caribou files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Caribou at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Caribou’s filings with the Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at www.sec.gov.

Media Contacts:

For Caribou:

Blythe Posner

Ruder Finn, Inc.

(212) 593-6306

posnerb@ruderfinn.com

For JAB:

Tom Johnson/Chuck Burgess

Abernathy MacGregor Group

tbj@abmac.com/clb@abmac.com

(212) 371-5999

For BDT Capital Partners:

Jennifer Dunne

jdunne@bdtcap.com

(312) 660-7314

Investor Contacts:

Raphael Gross

(203) 682-8253

ir@cariboucoffee.com